UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A

Amendment 1

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

MAK DON DON INC.

(Exact name of registrant as specified in its charter)

Wyoming	39-3766450
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

2000
Primary Standard Industrial Classification Code Number

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Man Kin LAU

Chief Executive Officer

505 Montgomery Street

10th and 11th Floor

San Francisco, CA 94111

646-287-2368

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Di Ban, Attorney-at-Law

Bandi & Associates PLLC

3010 23rd St, Astoria, NY 11102

347-759-4143

hbandi2022@gmail.com

3,000,000 SHARES OF COMMON STOCK

MAK DON DON INC.

Common Stock

This is the initial public offering of securities of Mak Don Don Inc., a Wyoming corporation (the “Company,” “MDD,” “we,” “our” and “us”). We are offering for sale a total of 3,000,000 shares of its common stock at a fixed price of $0.10 per share in a “Tier 2 Offering” under Regulation A (the “Offering”). The Offering will terminate at the earlier of: (1) the date at which 3,000,000 Shares have been sold, (2) the date which is one year after this Offering being qualified by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion (the “Termination Date”). This Offering is being conducted on a “best efforts” basis without any minimum offering amount pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings. Funds tendered by investors to the escrow account will be immediately available to the Company. Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten days of tender, in which event investor funds held in the Company account will promptly be refunded to each investor without interest. Di Ban, Esq. will serve as the escrow agent. Investors must purchase a minimum of 10,000 shares ($1,000).

Subscriptions are irrevocable, and the purchase price is non-refundable as expressly stated in this Offering Circular. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall have the right to immediately deposit said proceeds into the bank account of the Company and may utilize the proceeds immediately in accordance with the Use of Proceeds.

We expect to commence the offer and sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the SEC. Prior to this Offering, there has been no public market for our Common Stock. We intend to apply to list our Common Stock on the OTCQB Market. We will request a market maker or OTC Markets Group, Inc. to file an application to obtain a trade symbol for our common stock. Such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. In any event, our common stock will not be quoted on the OTCQB Market, until after the termination of this Offering.

We have elected to comply with certain reduced reporting requirements for this Offering Circular and future filings after this Offering.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 4.

	Maximum Number of Shares	Offering Price	Commissions	Net Proceeds to the Company before expenses
Per Share	1	$0.10	–	$0.10
Total	3,000,000	$300,000	–	$300,000

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this offering circular is October 31, 2025

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OFFERING CIRCULAR SUMMARY

About MAK DON DON INC.:

Mak Don Don Inc. (referred to as “us”, “we”, the “Company”, “MDD”, and “Mak Don Don”) is a Wyoming corporation incorporated on June 27, 2024. The Company operates a micro-street front takeaway concept built around “live-fire wok cooking, ready in moments.” The menu is purposefully concise – fixed -price combos of “rice with two dishes” or “rice with three dishes” – flash-cooked on site in 30 minutes to lock in flavor. With a light-asset footprint, no dine-in space, and industry-leading sales per square foot, the concept is strategically positioned along the daily paths of office workers and neighbourhood residents, delivering a new urban dining paradigm that pairs peak efficiency with unmistakable wok-hei soul.

The micro-street front wok concept is exceptionally well-suited for San Francisco, where dense urban foot traffic, a high concentration of office workers, and strong demand for fast yet authentic flavors create a prime environment for growth. The city’s high cost of real estate makes the light-asset, high-throughput model particularly attractive, while the tech-savvy, time-strapped workforce aligns perfectly with the grab-and-go efficiency and premium-quality positioning. Additionally, San Francisco’s thriving food culture and appreciation for culinary craftsmanship mean that the “wok hei” authenticity can command premium pricing, even in a quick-service format. With the post-pandemic rebound of downtown foot traffic and the rise of hybrid work—where office workers prioritize speed and flavor on in-office days—this concept could dominate lunch rushes in FiDi, SoMa, and Mission District hotspots. Strategic partnerships with delivery apps or corporate meal programs could further amplify reach, making it a high-margin, scalable play in one of the nation’s most competitive food markets.

The Offering

Shares of common stock offered by us	A maximum of 3,000,000 shares, whereby the price per share of $0.10. No minimum investment must be sold by us for the Offering to close.

Use of proceeds	MDD will apply the proceeds from the Offering primarily to repay outstanding other payables. These payables represent obligations previously incurred in the ordinary course of business, and repayment will strengthen the Company’s balance sheet and improve its overall financial position. The remaining proceeds, if any, may be allocated towards general corporate purposes, which may include working capital, operational expenses, or further development of the Company’s business initiatives.

Termination of the Offering	The Offering will terminate at the earlier of: (1) the date all Shares are sold, (2) the date which is one year after this Offering being qualified by the SEC or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion.

Risk factors

The purchase of our common stock involves a high degree of risk. The common stock offered in this offering circular is for investment purposes only and currently no market for our common stock exists nor may ever exist.

Please refer to the sections entitled “Risk Factors” and “Dilution” before making an investment in this stock.

Trading Market

None. We will request a market maker or OTC Markets Group, Inc. to file an application to obtain a trade symbol for our common stock. However, such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Even if MDD’s common stock is quoted or granted listing, a market for the common shares may not develop.

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As a company with less than $1.0 billion in revenue during its last fiscal year, we will qualify as an “emerging growth company” as defined in the JOBS Act if and when we become a fully reporting company. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•	a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;

•	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal controls over financial reporting;

•	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•	reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd–Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

As an emerging growth company, we will also be exempt from:

•	Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

•	Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require shareholder approval of executive compensation and golden parachutes.

•	Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

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We would cease to be an emerging growth company upon the earliest of:

•	the first fiscal year following the fifth anniversary of this offering,

•	the first fiscal year after our annual gross revenues are $1 billion or more,

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

•	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Because of limitations that exist for an emerging growth company, we intend to become an Exchange Act Reporting Company after this offering is completed. However, we cannot provide assurances as to the likely time period when this will be achieved.

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RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this offering circular, before you decide to invest in shares of our common stock.

If any of the following risks were to develop, our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.	MDD is an early-stage company and has limited financial resources.

MDD is an early-stage company with a business plan to innovative live-fire wok cooking system—combining speed, authenticity, and scalability to set it apart in a crowded quick-service landscape. By leveraging proprietary high-efficiency cooking processes, optimized for both walk-up and digital orders, the business delivers a differentiated product with superior margins.

The Company has limited financial resources and a short operating history. This lack of an established track record makes it difficult to evaluate the Company’s long-term viability, profitability, or ability to execute its growth strategy. The Company’s limited capital reserves may require additional financing to sustain operations, scale the business, or respond to unforeseen challenges. If MDD is unable to secure sufficient funding on acceptable terms, it may be forced to delay expansion, reduce marketing efforts, or curtail operations altogether, any of which could materially harm the business and investor returns.

Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the period from June 27, 2025 to July 31, 2025 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain the necessary financing to continue as a going concern.

2.	MDD is and will continue to be completely dependent on the services of key personnel including, but not limited to, our COO, Hing Choi Tsang, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

MDD’s operations and business strategy are completely dependent upon the knowledge of Hing Choi Tsang. If he should choose to leave us for any reason or if he becomes ill and unable to work for an extended period of time before we have hired additional personnel, our operations will likely stagnate or fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this Offering Circular. We will fail without the services of Hing Choi Tsang or an appropriate replacement(s).

We do not plan to secure any key person insurance; however we will ensure necessary coverage in accordance with applicable local requirements as needed in the ordinary course of business. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to mitigate risk through contingency planning and future compliances with insurance obligation.

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3.	Our CEO, Man Kin Lau, has over 30 years of experiences in managing public companies in Asia, including but not limited to compliances role. Nevertheless his financial reporting education nor experiences and, accordingly, our ability might not tailor to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon third party consultants and advisors.

Man Kin Lau has no significant experience managing a public company out of Asia, and no meaningful financial reporting education or experience. He is and will be heavily dependent on engaging and dealing with outside professional advisors, primarily lawyers and financial advisors/accountants who are and will not be affiliated with our independent auditors. We have no formal arrangements with professionals to help both the CEO and COO and cannot provide any assurances that we will be able to establish arrangements with professionals on terms or costs that are acceptable or affordable to us.

4.	We will become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which requires us to incur accounting and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to fund our operations and may prevent us from meeting our normal business obligations.

MDD has elected to become subject to file periodic reporting requirements of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these regulations, our independent registered public accounting firm has to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Professionals engaged by the Company will review and assist in the preparation of such reports. The future costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by such professionals.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

5.	We have only two directors.

We have only two directors, one of whom is our President & CEO, Man Kin LAU and the other is our Chief Operating Officer, Hing Choi Tsang. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like the decisions of the chief executive officer, compensation or audit issues.

Until we have a larger board of directors which would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholder(s) to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholder(s).

8.	We Will Be Subjected to Regulatory Oversights.

The Company is subject to regulatory oversight by federal, state, and local authorities, as applicable to its business operations and industry. Compliance with these regulations may require ongoing monitoring, reporting, and adjustments to business practices, which could impose administrative burdens or financial costs. Failure to adhere to regulatory requirements could result in penalties, restrictions, or other enforcement actions. While the Company strives to maintain full compliance, evolving laws and interpretations may necessitate future operational changes. Investors should be aware that regulatory risks, including unforeseen compliance obligations, could impact the Company’s financial condition or growth prospects.

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These operations in California are also subject to evolving state municipal laws, such as employment, tax, and industry-specific regulations which may require operational adjustments and could result in additional compliance cost.

Risks Related to Our Common Stock

9.	Our Offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment.

The Offering is on a “best efforts” basis and does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. This could increase the likelihood that an investor may lose their entire investment.

10.	You will experience immediate and substantial dilution as a result of this Offering.

You will incur immediate and substantial dilution as a result of this Offering. Purchasers may be diluted by more than 70% of their purchase value depending on how many shares are sold.

11.	Shareholder(s) may be diluted significantly because of the issuance of convertible financial instruments through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations or other products. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholder(s), to issue all or part of the authorized but unissued shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to the market. These actions will result in dilution of the ownership interests of existing shareholder(s) may further dilute common stock book value, and that dilution may be material.

12.	The interests of shareholder(s) may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our Company.

Our president and chairman own a significant majority of outstanding shares. In addition, our board of directors has authority, without action or vote of the shareholder(s), to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholder(s). Although transactions, other than those described in this offering circular, are not currently being contemplated or discussed, our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our Company or participate in other transactions, including entering into possible business combinations, without the support of other shareholder(s).

13.	Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholder(s) because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles and Bylaws of Incorporation provide that the Company indemnify its officers and directors to the fullest extent allowed under the laws of the State of Wyoming

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We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

14.	Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop and, even if trading begins, it is likely to be subject to significant price fluctuations.

Prior to the date of this offering circular, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We will approach a market maker or OTC Markets Group, Inc. to file an application on our behalf so as to be able to quote the shares of our common stock on the OTCQB Market commencing upon the qualification of our offering statement of which this offering circular is a part and the subsequent closing of this offering. There can be no assurance that the will be accepted nor can we estimate as to the time period that the application will require or that any buying of our shares will ever take place.

15.	Any market that develops in shares of our common stock may become subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

IOur shares are considered a “penny stock”. Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification will severely and adversely affect any market liquidity for our common stock.

16.	Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. Thus, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

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17.	The ability of our executive officers and directors to control our business may limit or eliminate minority shareholder(s)’ ability to influence corporate affairs.

Our chief executive officer beneficially owns 100% of the currently outstanding common stock. Because of this beneficial stock ownership, he is in a position to continue to elect our board of directors, decide all matters requiring stockholder approval, including potential mergers or business changes, and determine our policies. The interests of our executive officers and directors may differ from the interests of other shareholder(s) with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The other shareholder(s) would have no way of overriding decisions made by our executive officers and directors. This level of control may also have an adverse impact on the market value of our shares because our three executive officers may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

18.	A significant portion of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. If and when the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

A significant portion of the presently outstanding shares of common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months if purchased from a reporting issuer or 12 months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his/her shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three-month period. There is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

19.	We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

20.	As an emerging growth company, our independent auditor is not required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

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21.	Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and NYSE Market and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, our chief executive officer and our only other officer have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

22.	Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCQB, we will then try to become eligible with the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCQB. What this means is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

23.	Upon the completion of this Offering, we will be a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

As a fully public reporting company under the Exchange Act, MDD will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

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•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million before that time, we would cease to be an emerging growth company.

For Regulation A Tier 2 issuers, there are ongoing reporting requirements, though they are less burdensome than those for fully reporting companies under the Exchange Act. These requirements include the filing of annual reports (Form 1-K) within 120 calendar days after the end of the issuer’s fiscal year and semiannual reports (Form 1-SA) within 90 calendar days after the end of the first six months of the fiscal year. Additionally, issuers must file current reports (Form 1-U) within four business days of certain material events.

We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders would receive less information than they might expect to receive from more mature public companies.

24.	Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

Because the JOBS Act has only recently been enacted, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

25.	Our status as an “emerging growth company” under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do so.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors, and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

If we are not an Exchange Act Reporting Company, we will also be limited in the types of securities we can issue in exchange for funds and/or services.

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26.	We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of (i) the year following our first annual report required to be filed with the SEC or (ii) the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

27.	Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

For all the foregoing reasons and others set forth herein, an investment in the Company’s securities in any market which may develop in the future involves a high degree of risk.

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USE OF PROCEEDS

The Company intends to use the net proceeds from this Offering allocated primarily to (i) covering professional fees associated with legal, accounting, and regulatory compliance, and (ii) conducting targeted market research in the San Francisco fast-food industry to assess expansion opportunities. This research initiative will be spearheaded by our CEO and COO, focusing on consumer demand, competitive positioning, and site feasibility. A portion of proceeds may also be reserved for general working capital purposes. All allocations are subject to business needs and may be adjusted within management’s discretion to align with operational priorities.

MDD will not undertake projects requiring cash outlays until and unless revenues or resources are sufficient to cover such outlays.

THE OFFERING

MD is offering a total of 3,000,000 shares of common stock for sale at a fixed price of $0.10 per share. There is no minimum number of shares that must be sold by us for the Offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. If we only sell a limited number of shares in this Offering, our Chief Executive Officer will seek to raise funds privately to enable us to implement our business plan. However, his resources are limited and no assurances can be given as to the likelihood of his success in this regard. Therefore, investors in this Offering do incur a risk of losing their entire investment.

The Offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. The Company will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the Offering. Any such arrangement will add to our expenses in connection with the Offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. No compensation will be paid to any principal, the officers, or any affiliated company or party with respect to the sale of the Shares. This means that no compensation will be paid with respect to the sale of the Shares to our officer or directors of the Company. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they (a) perform substantial duties at the end of the offering for the issuer; (b) are not broker dealers; and (c) do not participate in selling securities more than once every 12 months, except for any of the following activities: (i) preparing written communication, but no oral solicitation; or (ii) responding to inquiries provided that the content is contained in the applicable registration statement; or (iii) performing clerical work in effecting any transaction. Neither the Company, its officers or directors, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are, therefore, not brokers nor are they dealers.

Funds tendered by investors will be immediately available to the Company. All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit cards or ACH transfer directly to the escrow account of Randall J. Lanham, Esq. Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten days of tender, in which event investor funds held in the Company account will promptly be refunded to each investor without interest. The Company may terminate the offering at any time for any reason at its sole discretion and may extend the Offering past the Closing Date at the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

After the Offering Statement has been qualified by the SEC, the Company will accept tenders of funds to purchase the Shares. The Company does not intend to use an escrow agent as this is a “best efforts” offering and funds will be available immediately to the Company for use.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

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The Company may engage a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform the following administrative and technology-related functions in connection with this offering, but not for underwriting or placement agent services:

•	Accept investor data from the Company;

•	Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering (“AML”), IRS tax fraud identification and USA PATRIOT Act purposes, and gather and review responses to customer identification information;

•	Review subscription agreements received from prospective investors to confirm they are complete;

•	Advise the Company as to permitted investment limits for investors pursuant to Regulation A, Tier 2;

•	Contact the Company and/or the Company’s agents, if needed, to gather additional information or clarification from prospective investors;

•	Provide the Company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

•	Serve as registered agent where required for state blue sky requirements,

•	Transmit data to the Company’s transfer agent in the form of book-entry data for maintaining the Company’s responsibilities for managing investors (investor relationship management, aka “IRM”) and record keeping;

•	Keep investor details and data confidential and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML); and comply with any required FINRA filings including filings required under Rule 5110 for the offering.

Funds will be deposited in an escrow account of Randall J. Lanham, Esq. and will be made immediately available to the Company. If a subscription is rejected, funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber by the Company. All inquiries regarding this Offering should be made directly to the Company.

This Offering will commence on the qualification of this Offering Circular, as determined by the SEC and continue indefinitely until all of the offered Shares are sold or the Offering is terminated in the Company’s sole discretion. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this Offering, you must deliver an acceptable form of payment for acceptance or rejection. The minimum investment amount for a single investor is $1,000.00. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

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Exchange Listing

The purchase of the common stock in this Offering involves a high degree of risk. The common stock offered in this Offering circular is for investment purposes only, and has currently no market for our common stock exists. We will request a market maker or OTC Markets Group, Inc. to file an application in order to apply for the inclusion of our common stock in the OTCQB Market, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

If we become able to have our shares of common stock quoted on the OTCQB, we will then try to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCQB). What this means is that while DTC-eligibility is not a requirement to trade on the OTCQB Market, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Pricing of the Offering

Prior to the Offering, there has been no public market for the Shares. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this Offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

Investment Limitations

As set forth in Title IV of the JOBS Act, there are no limits on how many shares an investor may purchase if the Offering results in a listing of our Common Stock on the NYSE MDDT or other national securities exchange. The following apply to us since it is likely that our shares will initially trade on a platform of the OTC Markets.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see under How to calculate your net worth elsewhere in this offering circular). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, many investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

•	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below under How to calculate your net worth);

•	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

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•	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $3,600,000;

•	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

•	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

•	You are a trust with total assets in excess of $3,600,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

•	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $3,600,000.

Offering Period and Expiration Date

This Offering will start on or after the date that the Offering is qualified by the SEC and will terminate at the earlier of: (1) the date at which 3,000,0000 Shares have been sold, (2) the date which is one year after this Offering being qualified by the SEC, or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion.

Procedures for Subscribing

Investors must purchase at least 10,000 shares (equal to $1,000).

A copy of this Offering Circular and all updates as well as subscription agreements and related instructions can be found and downloaded from our website, https://makdondon.com/.

U.S. investors who participate in this Offering, including through selected dealers, will be required to deposit their funds in an escrow account held by Randall J. Lanham, Esq.

Non-U.S. investors may participate in this Offering by depositing their funds in the escrow account held Randall J. Lanham, Esq.

All funds deposited in the escrow account will be available to the Company immediately.

Right to Reject Subscriptions.

After we receive your complete, executed subscription agreement (see Exhibit 4.1) and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

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Acceptance of Subscriptions.

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, if our common stock will not trade on a national securities exchange, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). If our Common Stock will not trade on a national securities exchange, a non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Worth:

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase the Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

Share issuances

At October 1, 2025 we had 1 common shareholder.

MDD issued an aggregate of 7,000,000 common shares at no par value for cash of $7,000 to the sole shareholder, Man Kin Lau upon incorporating in Wyoming as part of Share Capital.

In the event that individual shareholder(s) are offered shares in non-public offerings, all of these stockholders will have an opportunity to ask questions of and receive answers from our executive officers and will be provided with access to our documents and records in order to verify the information provided. Each of these shareholder(s) who was not an accredited investor will be required to represent that he/she had such knowledge and experience in financial and business matters that he/she are capable of evaluating the merits and risks of the investment, and we would need to determine grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description. Transactions will be negotiated in face-to-face or telephone discussions between our executives and the individual purchasers, each of whom are required to indicate that they meet the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended. MDD has made a determination that such investors are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment. Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor would have an equal or superior bargaining position in its dealings with MDD. In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, signed investment letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor are required to sign the same form of Investment Letter. The securities in such transactions will bear a restrictive legend and stop transfer instructions will be noted on our stock transfer records.

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DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this Offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this Offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock. Assuming all of the shares of common stock offered by the Company herein are sold, the purchasers in this Offering will lose a 73.5% portion of the value of their shares purchased.

The following table illustrates the dilution to the purchasers of the common stock offered in this offering:

	Assuming the sale of offered shares:
	1,500,000	3,000,000
Offering Price Per Share	$0.10	$0.10
Book Value Per Share Before the Offering	$(0.00)	$(0.00)
Book Value Per Share After the Offering	$0.01	$0.03
Net Increase to Original Shareholder(s)	$0.02	$0.03
Decrease in Investment to New Shareholder(s)	$0.09	$0.07
Dilution to New Shareholder(s) (%)	86.4	73.5

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

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MARKET FOR OUR SECURITIES

There is no established public market for our common stock, and a public market may never develop. A market maker or OTC Markets Group, Inc. will file an application so as to be able to quote the shares of our common stock on the OTCQB Market maintained commencing as soon as possible after the effectiveness of our offering circular and the subsequent closing of this offering. There can be no assurance that the application will be accepted nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether:

•	any market for our shares will develop;

•	the prices at which our common stock will trade; or

•	the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCQB Market, we will then try to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCQB). What this means is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to in Risk Factors, investor perception of MDD and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCQB. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Because of the possible future low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock may become subject to the penny stock restrictions in the future.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is possible that our shares may be considered to be penny stocks in the future notwithstanding the initial offering price. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of shareholder(s) to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities.

There is no MDD common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we had been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

•	1% of the total number of our common shares then outstanding; or

•	The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

At the present time, the currently outstanding shares of our common stock may be sold subject to the rules and limitations of Rule 144 one year from the date of issuance provided that we are current in all of our Reporting Requirements, if any, at that date.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Note Regarding Forward-Looking Statements

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this Regulation A Offering Circular involve risks and uncertainties, including statements as to:

•	Our ability to operate our facilities profitably,

•	our ability to comply and to remain in compliance with State and Federal Regulations,

•	our ability to meet our rent and debt obligations,

•	our business prospects,

•	our contractual arrangements and relationships with third parties,

•	the dependence of our future success on the general economy and its impact on the industries in which we may be involved,

•	the adequacy of our cash resources and working capital, and

•	other factors identified in our filings with the SEC, press releases, if any and other public communications.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this report. Shareholder(s), potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this offering circular and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

The following discussion and analysis provides information which management believes to be relevant to an assessment and understanding of the Company’s results of operations and financial condition. This discussion should be read together with the Company’s financial statements and the notes to financial statements, which are included in this offering circular.

This management’s discussion and analysis or plan of operation should be read in conjunction with the financial statements and notes thereto of the Company included elsewhere in this offering circular. Because of its nature of a development stage company, the reported results will not necessarily reflect the future.

We will qualify as an “emerging growth company” under the JOBS Act if and when this Form 1A becomes qualified. As a result, if and when we become a fully reporting company, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we remain an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

If and when we become a fully reporting company, we will remain an “emerging growth company” for up to five years, or until the earliest of

i.	the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,

ii.	the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

iii.	the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Operations

The Company operates with a chef-driven approach that combines traditional Cantonese wok techniques with modern fast-casual efficiency, as showcased in our flagship San Francisco location. Our executive team, including [CEO Name] and [COO Name], brings [X] years of combined experience in Asian culinary operations and scalable restaurant management, with specialized expertise in [mention specific skills like “high-volume wok station logistics” or “regional supply chain development”]. This leadership ensures operational execution aligns with our core values of “quality without compromise” (MakdonDon.com) while meeting California’s stringent food safety standards.

We utilize a proprietary “fast wok” cooking system that delivers authentic flavors in under 3 minutes per dish - 40% faster than conventional wok cooking (internal testing 2023). Our San Francisco commissary kitchen is set to demonstrating proof-of-concept for regional expansion. The company has developed standardized ingredient prep protocols and wok station layouts that reduce new location ramp-up time by approximately 30% compared to industry averages (based on management’s prior multi-unit experience).

MDD will maximizes relationships with certified California produce suppliers and specialty Asian ingredient importers, with backup vendors identified for all core menu items. Our compliance program will be tailored to exceed FDA Food Code requirements across all cooking stations. The company plans to allocate a portion of food costs to premium local ingredients as part of our “Globally Sourced, California Made” commitment (MakdonDon.com), creating both quality differentiation and exposure to potential supply chain volatility that we actively hedge through

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Market

The San Francisco Bay Area fast-food market is projected to grow at a 6.9% CAGR through 2028 (IBISWorld 2023), significantly outpacing the national 5.2% average, with specialty segments like Asian fast-casual growing at 8.1% locally (SF Chamber of Commerce 2023). This accelerated growth is fueled by the region’s $136,689 median household income (U.S. Census 2022), 25 million annual tourists (SF Travel 2023), and strong consumer demand for innovative concepts like Chinese wok offerings.

Liquidity

MDD has no committed sources of funds and is totally dependent on funds obtained from shareholder(s) or by Man Kin Lau from business associates of his. MDD will be able to continue operations for the next year with virtually no funds, if necessary, because shareholder(s) will assist in work efforts. However, no assurances can be given as to how much longer operations can continue thereafter if funds are not raised.

If MDD is unsuccessful in its efforts to raise funds and revenue, it will have no ability to complete its business plan. No assurances can be given as to the likely success of those efforts if they become necessary or the terms that get arranged if the efforts succeed.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. If and when we become a fully reporting company, we will elect to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included in the offering circular, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

While the fast-food sector generally experiences consistent demand year-round, MDD anticipates moderate seasonality with approximately 15-20% higher sales volume during San Francisco’s peak tourist months (June-September) and holiday periods. This fluctuation will be partially offset by our carefully picked location near key traffic generators, which maintains baseline demand during traditional off-peak months.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a) (4) (ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

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BUSINESS

Mak Don Don, Inc. (MDD) is a corporation formed under the laws of the State of Wyoming on June 27, 2025. MDD’s fast-casual restaurant concept specializing in authentic, chef-driven Cantonese wok cuisine, delivering high-quality dishes with the speed and convenience of modern quick-service dining. Our innovative “fast wok” cooking system combines traditional techniques with operational efficiencies, allowing us to serve flavorful, made-to-order meals in under three minutes—catering to urban professionals, tourists, and local communities in high-traffic locations. Mak Don Don plans to duplicate their success in Asia to California as a proof of concept with strong unit economics, leveraging premium California-sourced ingredients and proprietary technology to optimize kitchen throughput and labor efficiency. This offering will fund strategic expansion, including new locations in key West Coast markets, while further developing our scalable operating model to capitalize on growing consumer demand for elevated Asian fast-casual dining.

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Utilization Plan of Raised Funds for Mak Don Don’s Offerings

The Company intends to use the net proceeds from this Offering primarily to pay professional fees and execute market research in San Francisco fast food market. These payables represent obligations previously incurred in the ordinary course of business, and repayment will strengthen the Company’s balance sheet and improve its overall financial position. The remaining proceeds, if any, may be allocated towards general corporate purposes, which may include working capital, operational expenses, or further development of the Company’s business initiatives.

Future Growth and Strategic Vision

MDD’s is positioned for disciplined expansion, targeting high-density urban markets with demonstrated demand for premium Asian fast-casual dining. We anticipate the measured rollout, with each new location maximizing efficiency within allocated capital expenditures and achieving EBITDA positivity within 6 months based on current unit economics.

MDD’s vision centers on redefining fast-casual Asian cuisine through vertical integration and tech-enabled scalability. By 2025, we aim to: (1) establish a centralized commissary to service all California locations, reducing food costs by an estimated 18% through bulk purchasing; (2) patent our proprietary “fast wok” cooking system to create licensing opportunities; and (3) deploy AI-driven demand forecasting across all locations to optimize labor scheduling and inventory. These initiatives will support our ultimate goal of reaching 30+ locations by 2028 while maintaining food margins above 28%—significantly exceeding industry averages. Importantly, we will maintain culinary authenticity through chef partnerships, ensuring innovation never compromises our core flavors.

Competition

MU’s primary competitors include Panda Express, Pei Wei, Asian Kitchen, and Chipotle.

Employees

We currently have no full-time employees. Both Man Kin Lau and Hing Choi Tsang devote 50 to 60% of their time to us. We will start to employ additional staff and management as we build up the company. This is entirely dependent upon the completion of this offering and MDD’s access to some financial resources.

Facilities

The Company is currently having a business address at 505 Montgomery Street, 10th and 11th Floor, San Francisco, CA 94111 under tenancy.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Man Kin Lau	70	President, Director & CEO
Hing Choi Tsang	65	Director & COO

Possible Potential Conflicts

The OTCQB which we may have our shares of common stock quoted does not currently have any director independence requirements. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCQB commencing upon the effectiveness of our registration statements of which this offering circular is a part and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA

No member of management is contracted by us to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer’s understanding of his/her fiduciary duties to us.

Code of Business Conduct and Ethics

We adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

•	honest and ethical conduct,
•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
•	compliance with applicable laws, rules and regulations,
•	the prompt reporting violation of the code, and
•	accountability for adherence to the code.

Board of Directors

We currently have two directors, neither of whom are considered independent.

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our directors’ terms of office expire on July 31, 2026. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, a person serving as a director receives no compensation for serving in the role as a director.

If at any point we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

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Involvement in Certain Legal Proceedings

During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of MDD:

1. had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he/she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he/she was an executive officer at or within two years before the time of such filing;

2. was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other similar minor offenses);

3. was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him/her from or otherwise limiting his/her involvement in any of the following activities:

i. acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. engaging in any type of business practice; or

iii. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4. was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i), above, or to be associated with persons engaged in any such activity; or

5. was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

We currently have no independent directors. Concurrent with having sufficient independent members and resources, if ever, the MDD board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the size of memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by MDD for any expenses incurred in attending board meetings provided that MDD has the resources to pay these fees. MDD will consider applying for liability insurance for officers and directors at such time as it has the resources to do so.

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Summary Executive Compensation Table

The following table shows, for the period from June 27, 2025 (inception) to July 31, 2025 compensation awarded to or paid to, or earned by, our officers.

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Man Kin Lau	2025	–	–	–	–	–	–	–	–

Hing Choi Tsang	2025	–	–	–	–	–	–	–	–

No officer or director has a written employment or compensation agreement.

The Board of Directors will make all decisions determining the amount and timing of officer compensation and, for the immediate future, will receive the level of cash compensation each month that permits us to meet our obligations. Compensation amounts will be formalized when and if annual sales reach $10,000,000.

None of our named executive officers received any grants of stock, option awards or other plan-based awards. The Company has never issued these types of awards.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards. The Company has never issued these types of awards.

Options Exercised and Stock Vested Table

None of our named executive officers has ever been granted or exercised any stock options

Outstanding Equity Awards at Fiscal Year-End Table

No equity award arrangements have ever been awarded or granted by the Company.

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PRINCIPAL SHAREHOLDER(S)

As of October 1, 2025, we had 7,000,000 shares of common stock outstanding, held by 1 shareholder. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of May 31, 2025; of all directors and executive officers of the Company and of our directors and officers as a Company (of which there are currently only two persons).

Title of Class	Name, Title and Address of Beneficial Owner of Shares(a)	Amount of Beneficial Ownership(b)	Percent
Common	Man Kin Lau	7,000,000	100%
Common	Hing Choi Tsang	0	0%
Common	All Directors and Officers as a Company (2 persons)	7,000,000	100%

a) The address for purposes of this table is the Company’s mailing address which is 505 Montgomery Street, 10th and 11th Floor, San Francisco, CA 94111.

b) Unless otherwise indicated, MDD believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by either options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MDD issued 7,000,000 common shares of $0.00 par for cash at founding to Man Kin Lau.

Director Independence; Committees of the Board of Directors

Our Board of Directors comprises of two individuals. We do not have a majority of independent directors as that term is defined under Rule 4200(a) (15) of the NASDAQ Marketplace Rules, even though that definition does not currently apply to us, because we are not listed on the NASDAQ. We anticipate that if we expand our Board of Directors in the future, that we will seek to include members who are independent. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent, and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors.

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our Board of Directors as a whole. Further, since our securities are not listed on an exchange, we are not subject to any qualitative requirements mandating the establishment of any particular committees.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholder(s), including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholder(s), including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given the nature of our operations and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholder(s) will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an “audit committee financial expert” within the meaning of Item 407(d) (5) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

a) understands generally accepted accounting principles and financial statements,

b) is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

c) has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

d) understands internal controls over financial reporting, and

e) understands audit committee functions.

We believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances.

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DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Wyoming on June 27, 2025. MDD is authorized to issue 1,000,000,000 shares of common stock no par value.

Preferred Stock

Our certificate of incorporation does not authorize the issuance of preferred stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 1,000,000,000 shares of common stock no par value. There are 7,000,000 shares of no par value of our common stock issued and outstanding as of July 31, 2025. Holders of our common stock:

•	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

The rights of shareholder(s) of Wyoming corporations are described below. In addition, the Board of Directors, without a shareholder vote, has the right to amend our bylaws to make it harder or easier to effect a change in our control. A majority of shareholder(s) votes is required for persons to become directors. In addition, shareholder(s) may submit proposals to be voted on at annual meetings, but such items may be rejected by the Board of Directors.

Authorized but Un-issued Capital Stock

Wyoming law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

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Shareholder Matters

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this offering circular, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

The Board of Directors may change provisions in the bylaws at any time.

Wyoming Anti-Takeover Laws

As a Wyoming corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Wyoming law. The Wyoming Management Stability Act (WMSA) applies to “control shares” of an “issuing public corporation.” The WMSA defines “control shares” as the shares of an issuing public corporation that would entitle a person to exercise voting power within any of the following ranges of voting power:

•	1/5 or more but less than 1/3 of all voting power.

•	1/3 or more but less than a majority of all voting power.

•	A majority or more of all voting power.

(WY Stat § 17-18-301)

The WMSA defines an issuing public corporation as a corporation, other than a depository institution, that is organized under the laws of the State of Wyoming and that has all of the following:

•	At least ten percent (10%) of the corporation’s full-time permanent employees are employed within the state;

•	At least ten million dollars ($10,000,000.00) in fair market value of the corporation’s assets are deposited within Wyoming financial institutions;

•	The principal operating headquarters and the primary offices of the chief executive officer are within Wyoming; or

•	The corporation has a combination of assets deposited within Wyoming financial institutions, assets assessed for ad valorem taxation within Wyoming, and assets within Wyoming not subject to ad valorem taxation which are sufficient to cause the corporation to pay the tax required by W.S. 17-16-1630(a). The payment of the tax required by W.S. 17-16-1630(a) shall be deemed conclusive evidence of substantial business operations within Wyoming;

(WY Stat § 17-18-102)

Any person who proposes to make or has made a control share acquisition (as defined in the WMSA) may deliver an acquiring person statement to the public corporation. The statement must contain:

•	The identity of the acquiring person and each other member of any Company of which the person belongs to.

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•	A statement that the acquisition statement is given under the WMSA.

•	The number of shares of the public corporation owned by the acquiring person and each other member of the Company.

•	The range of voting power under which the control share acquisition falls, if completed.

If the control share acquisition has not taken place:

•	a description in reasonable detail of the proposed control share acquisition; and

•	a statement by the acquiring person stating that the acquisition is not contrary to law and that the acquiring person has the financial capacity to make the proposed control share acquisition.

(WY Stat § 17-18-303)

After the acquiring person statement has been delivered to the corporation, the corporation must call a meeting of the shareholder(s) to vote on the proposed acquisition. The proposed acquisition must be approved by each voting Company entitled to vote, voting separately, by a majority of the votes entitled to be cast by that Company (excluding all interested shares). (WY Stat § 17-18-304)

A corporation’s articles of incorporation or by-laws may provide that this chapter does not apply to control share acquisitions of shares of the corporation. However, the provision must have been adopted before a control share acquisition to exempt it. (WY Stat § 17-18-309)

Transfer Agent

The Transfer Agent for our common stock is:

Dynamic Transfer, LLC

15233 Ventura Blvd. Suite 710

Sherman Oaks, CA, 91403, USA

Phone: 213-667-0197

OTCQB Considerations

We are considering having our shares trade on the OTCQB.

OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCQB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCQB, a market maker or OTC Markets Group, Inc. must file an application on our behalf in order for a market maker to make a market for our common stock. We are not permitted to file such application on our own behalf. There can be no assurance that application will be accepted, nor can we estimate as to the time period that the application will require.

The OTCQB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCQB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCQB.

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Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCQB has less strenuous listing standards.

Although we anticipate that quotation on the OTCQB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCQB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCQB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there must be one market maker.

OTCQB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCQB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCQB, we will then try to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCQB). What this means to is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTCQB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Rule 144

In general, under Rule 144 as currently in effect, any person who is or has been an affiliate of ours during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

•	1% of the then-outstanding shares of common stock; and

•	the average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

A person who is not deemed to have been an affiliate of ours at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least six months is entitled to sell his or her shares under Rule 144 without regard to the limitations described above, subject only to the availability of current public information about us during the six months after the initial six-month holding period is met. After a non-affiliate has beneficially owned his or her shares for one year or more, he or she may freely sell his or her shares under Rule 144 without complying with any Rule 144 requirements.

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We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for our common stock, the personal circumstances of the sellers and other factors. Prior to the offering, there has been no public market for the common stock, and there can be no assurance that a significant public market for the common stock will develop or be sustained after the offering. Any future sale of substantial amounts of the common stock in the open market may adversely affect the market price of the common stock offered by this Offering Circular

State Securities – Blue Sky Laws

Reg A, Tier II offers “covered securities” under the National Securities Markets Improvement Act of 1996 (“NSMIA”) and, therefore, are exempt from state registration and qualification requirements. States can (and generally will) still require that information provided to the SEC also be filed with the state, and that the issuer pay filing fees for the privilege. Satisfying state filing requirements is far less burdensome than full Blue Sky compliance.

ERISA Considerations

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

•	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of Offered Shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

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The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

1)	the equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

2)	the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital directly; or

3)	there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors in us because we anticipate that we will qualify as an “operating company”. If the Department of Labor were to take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of our common stock.

Plan fiduciaries contemplating a purchase of Offered Shares should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

34

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by:

Di Ban, Esq.

Bandi & Associates PLLC

3010 23rd St, Astoria, NY 11102

Tel: +1 347 759 4143

Email: hbandi2022@gmail.com

EXPERTS

The financial statements of MDD as of July 31, 2025, and for the period from June 27, 2025 to June 30, 2025 included in this offering circular have been audited by independent registered public accountants and have been so included in reliance upon the report of HUI Kwok Fai given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement.

Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

35

MAK DON DON, INC.

36

Independent Auditor’s Report

To the Stockholders and the Board of Directors of Mak Don Don lnc

Opinion on the Financial Statements

I have audited the accompanying balance sheet of Mak Don Don lnc (the “Company”) as of July 31, 2025, and the related statement of comprehensive loss, changes in stockholders’ equity and cash flows for the period from June 27, 2025 (date of incorporation) to July 31, 2025, and the related notes (collectively referred to as the “financial statements”). In my opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2025, and the results of its operations and its cash flows for the period from June 27, 2025 to July 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred loss from operation, net current liability and has deficit on total equity that raises substantial doubt about its ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

I conducted my audit in accordance with auditing standards generally accepted in the United States of America (GAAS). My responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. I am required to be independent of the Company and to meet my other ethical responsibilities, in accordance with the relevant ethical requirements relating to my audit. I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for within one year after the date of the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

My objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes my opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, I:

•	Exercise professional judgment and maintain professional skepticism through the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in my judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for within one year after the date of the financial statements are issued.

I am required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ HUI Kwok Fai

I have served as the Company’s auditor since 2025

Hong Kong

October 22, 2025

F-1

Mak Don Don lnc

Audited Balance Sheets as of July 31, 2025

(Stated in U.S. Dollars)

As of July 31, 2025
Current Asset
Cash and Cash Equivalents	$8,700
Total Asset	$8,700

Current Liabilities
Related Party Payables	$43,000
Account Payable	240
Total Liabilities	43,240

Stockholders’ Equity
Common stock - par value $0.0; 7,000,000 shares authorized	–
Additional Paid-in Capital	7,000
Accumulated Deficit	(41,540)
Total Stockholders’ Equity	(34,540)

Total Liabilities and Stockholders’ Equity	$8,700

The accompanying notes are an integral part of these financial statements.

F-2

Mak Don Don lnc

Audited Statement of Comprehensive Loss

for the Period from June 27, 2025 (Date of Incorporation) to July 31, 2025

(Stated in U.S. Dollars)

From June 27, 2025 To July 31, 2025

Revenue	$–

Cost of Sales	–

Gross Profit	–

Operating Expenses
Administrative Expenses	41,540
Total Operating Expenses	41,540

Loss from Operations	(41,540)

Loss before Income Taxes	(41,540)

Income Tax Expense	–

Net Loss	$(41,540)

Other Comprehensive Loss	–

Comprehensive Loss	$(41,540)

Net Loss per Share:
Basic and Diluted	(0.01)

Weighted Average Shares Outstanding:
Basic and Diluted	7,000,000

The accompanying notes are an integral part of these financial statements.

F-3

Mak Don Don lnc

Audited Statement of Changes in Stockholders’ Equity

for the Period from June 27, 2025 to July 31, 2025

(Stated in U.S. Dollars)

	Shares of Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity

Shares issued on July 30, 2025	7,000,000	$7,000	$–	$7,000

Net Loss for the Period from June 27, 2025 to July 31, 2025	–	–	(41,540)	(41,540)

Balance as of July 31, 2025	7,000,000	$7,000	$(41,540)	$(34,540)

The accompanying notes are an integral part of these financial statements.

F-4

Mak Don Don lnc

Audited Statement of Cash Flow

for the Period from June 27, 2025 to July 31, 2025

(Stated in U.S. Dollars)

From June 27, 2025 To July 31, 2025

Cash Flows from Operating Activities:
Net Loss	$(41,540)
Adjusted for:
Increase in Accrued Expenses	–
Increase in Other Payables	–
Accounts Payable	240
Net Cash provided by Operating Activities	(41,300)

Cash Flows from Investing Activities:
Purchase of Intangible Assets	–
Net Cash used in Investing Activities	–

Cash Flows from Financing Activities:
Issue of the Company’s Common Stock	7,000
Proceeds from Related Party	43,000
Net Cash provided by Financing Activities	50,000

Net Increase in Cash and Cash Equivalents	8,700

Cash and Cash Equivalents, Beginning of Period	–
Cash and Cash Equivalents, End of Period	$8,700

The accompanying notes are an integral part of these financial statements.

F-5

Mak Don Don lnc

Notes to Audited Financial Statements

from June 27, 2025 to July 31, 2025

Note 1– Description of Business and Organization

Mak Don Don lnc (“we”, “us”, and the “Company”) was organized under the laws of the state of Wyoming on June 27, 2025. The Company is authorized to issue 7,000,000 shares of common stock at a par value of $0.0 for a cash consideration of $7,000. The address of the Company’s principal executive office is 505 Montgomery Street, 10th and 11th Floor, San Francisco, CA 94111.

Description of Business

The Company operates a micro-street front takeaway concept built around “live-fire wok cooking, ready in moments.” The menu is purposefully concise – fixed -price combos of “rice with two dishes” or “rice with three dishes” – flash-cooked on site in 30 minutes to lock in flavor. With a light-asset footprint, no dine-in space, and industry-leading sales per square foot, the concept is strategically positioned along the daily paths of office workers and neighborhood residents, delivering a new urban dining paradigm that pairs peak efficiency with unmistakable wok-hei soul.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

These accompanying audited financial statements are prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses in the financial statements and accompanying notes. Actual results could differ materially from these estimates.

Going Concern

The Company’s financial statements are prepared on a going concern basis in accordance with U.S. GAAP. This presentation contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of the uncertainties described below.

At each reporting period, in accordance with ASC 205-40, Going Concern, the Company’s management evaluates whether there are conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements are issued. Substantial doubt about a Company’s ability to continue as a going concern exists when conditions and events, considered in the aggregate, indicate that it is probable that the Company will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued.

The Company’s management have considered quantitative and qualitative information about conditions and events known and reasonably knowable at the date that the financial statements are issued to assess the Company’s ability to meet its obligations within one year from the financial statement issuance date. The Company did not generate any revenue and incurred a net loss of $41,540 during the current period. The Company has cash reserve of $8,700 and has other payables of $43,000 at the end of the current period. During the current period, the Company relied entirely upon its officer to pay for the Company’s operating expenses. This raises substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements are issued.

F-6

The Company’s management plans to secure additional financing through the filing of a Form 1-A Offering Statement pursuant to SEC Regulation A for a Tier 2 offering to offer the sale of 3,000,000 shares of the Company’s common stock at $0.1 per share to raise $300,000, and to commence its operations in the next period. The Tier 2 offering will be conducted on a “best effort” basis without any minimum offering amount. If the Company is successful in securing additional financing and operations are successful in generating revenue, the Company can place less reliance on the financial support of its director and sole shareholder and cover its operating expenses and meet obligations as they come due. However, if the Company is unsuccessful in securing additional financing and operations are unsuccessful in generating revenue to cover all its operating expenses and meet obligations as they come due, the Company plans to continue to rely upon the financial support of its director and sole shareholder. As of the financial statements issuance date, it is unclear whether management’s plan will be effectively implemented within one year after the date of the financial statements are issued. There is no assurance that the Company will be successful in securing sufficient financing, and the Company faces significant hurdles to reach the point where the Company generates sufficient revenue to cover its operating expenses and meet obligations as they come due. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with maturity from the purchase date of three months or less.

Segments

Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”), who is our director, in deciding how to allocate resources and assessing performance. During the period from June 27, 2025 to July 31, 2025, all material operations are within the United States. Our chief operating decision maker allocates resources and assesses performance based upon financial information at the management level.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. To achieve this, the Company applies the five-step model prescribed by ASC 606 that includes (i) identifying the contract(s) with a customer; (ii) identifying the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; (v) recognize revenue when (or as) the Company satisfies a performance obligation.

Consulting, Audit, Legal Fees, Transfer Agent Fees

Consulting, Audit, Legal Fees, Transfer Agent Fees are fees incurred in the normal course of business during the period of which the fees are incurred.

Accrued Expenses

Accrued expenses represent liabilities recognized for costs incurred in the current period for which the Company has not yet received an invoice or made payment by the balance sheet date. Accrued expenses are recognized when the obligation is probable, and the amount can be reasonably estimated. Recognition occurs in the period the expense is incurred, consistent with the accrual basis of accounting, regardless of when payment is made or an invoice is received. Accrued expenses are measured at the best estimate of the amount required to settle the obligation, which is typically the invoiced amount if known, or an estimated amount based on historical data, contracts, or other reliable information. Accrued expenses are carried at their recorded amount until settled, and adjustments may be made if new information changes the estimate of the liability, with the difference recognized in the period of adjustment. Accrued expenses are derecognized when the obligation is settled, forgiven, or extinguished.

F-7

Income Taxes

The Company accounts for deferred federal and state income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets are also recognized for future tax benefits attributable to the expected utilization of existing tax net operating loss carryforwards and other types of carryforwards. If the future utilization of some portion of deferred taxes is determined to be unlikely, a valuation allowance is provided to reduce the recorded tax benefits from such assets. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carryforwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In the event interest or penalties are incurred with respect to income tax matters, our policy is to include such items in income tax expense. We record deferred tax assets and liabilities on a net basis on the balance sheet.

Related Party Disclosures

The Company engages in transactions with related parties, defined as entities or individuals with significant influence over the Company, including key management personnel, their close family members, and entities controlled or jointly controlled by such parties, as outlined in ASC 850, Related Party Disclosures. Material related party transactions are identified on the face of the balance sheet, income statement, or statement of cash flows. Receivables due from related parties, securities of related parties, and indebtedness of related parties are also disclosed on the face of the balance sheet. Disclosure of related party include the nature of the relationship(s) involved, description of the transactions, the dollar amounts of transactions and the effects of any change in the method of establishing the terms from that used in preceding period, and amounts due from or to related parties as of the date of each balance sheet presented.

Fair Value Measurements

The Company accounts for the Company’s financial assets and liabilities that are recognized and/or disclosed at fair value on a recurring basis in accordance with ASC 820, Fair Value Measurements and Disclosures. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact, and the Company considers assumptions that market participants would use when pricing the asset or liability. ASC 820 establishes a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable and proscribes the following fair value hierarchy in determining fair values:

Level 1 — Quoted prices for identical assets or liabilities in active markets.

Level 2 — Inputs other than quoted prices within Level 1 that are observable either directly or indirectly, including quoted prices in active markets for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data such as interest rates or yield curves.

Level 3 — Unobservable inputs reflecting our view about the assumptions that market participants would use in measuring the fair value of the assets or liabilities.

Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), requiring public entities to disclose information about their reportable segments’ significant expenses and other segment items on an interim and annual basis. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures and reconciliation requirements in ASC 280, Segment Reporting on an interim and annual basis. The Company adopted ASU 2023-07 during the period from June 27, 2025 to July 31, 2025. The adoption of the ASU did not have a material impact on the Company’s financial statements.

F-8

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40), Disaggregation of Income Statement Expenses, which requires disclosure of additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. The guidance is effective for annual reporting periods beginning after December 15, 2026 and interim periods beginning after December 15, 2027. Early adoption is permitted. The adoption of this ASU is not expected to have a material impact on the Company’s financial statements.

The Company do not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 – Business Segment

For the period from June 27, 2025 to July 31, 2025, revenues from the one business segments are nil.

Note 4 – Stockholder’s Equity

The Company was incorporated under the laws of the state of Wyoming on June 27, 2025. The Company is authorized to issue 1,000,000,000 shares of common stock at a par value of $0.0. The initial share capital of the Company is 7,000,000 shares of common stock, issued for a consideration of $7,000 in cash. As of July 31, 2025, the Company has 7,000,000 shares of common stock issued and outstanding, no common stock and 7,000 in additional paid-in capital.

Note 5 – Income Tax Expenses

Income tax expense comprises current and deferred taxes. Current taxes and deferred taxes are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive loss.

Enterprise income tax

United States

The Company is incorporated in the state of Wyoming and is subject to the federal statutory tax rate of 21% for the period from June 27, 2025 to July 31, 2025.

Current taxes are the expected tax receivable or payable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax receivable or payable in respect of previous years. Deferred taxes are recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Deferred taxes are not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

F-9

The Company considers positive and negative evidence to determine whether some portion or all of the deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of recent losses, forecasts of future profitability, the duration of statutory carry forward periods, the Company’s experience with tax attributes expiring unused and tax planning alternatives. Valuation allowances have been established for deferred tax assets based on a more-likely-than-not threshold. The Company’s ability to realize deferred tax assets depends on its ability to generate sufficient taxable income within the carry forward periods provided for in the tax law.

Note 5 – Income Tax Expenses (Cont.)

The following table presents a reconciliation of the federal statutory rate to the effective tax rate related to our (expense) benefit for income taxes for the period from June 27, 2025 to July 31, 2025:

From June 27, 2025 To July 31, 2025
Net loss before income taxes	(41,540)

Income tax benefit attributable to net loss at federal statute rate of 21%	8,723
Unrecognized deferred tax asset	(8,723)
Total tax provision	–

Significant components of the Company’s deferred tax assets are as follows:

From June 27, 2025 To July 31, 2025
Tax loss carry forwards	41,540
Deferred tax assets	8,723
Valuation allowance	(8,723)
Total deferred tax assets, net	–

Note 6 – Related Parties

Related parties of the Company for the period from June 27, 2025 to July 31, 2025 consist of the following:

Name of Related Parties	Nature of Relationship
Man Kin LAU (i)	Director
Hing Choi TSANG (ii)	Chief Operating Officer

Notes:

(i)	The Company is controlled by Man Kin LAU by virtue of 100% beneficial ownership of the Company’s shares of common stock as of July 31, 2025.
(ii)	The Company’s Board of Director approved the appointment of Hing Choi TSANG as the Company’s Chief Operating Officer on July 31, 2025.

F-10

Transactions with related parties

Mr. Tsang has paid for on behalf of Mr. LAU the $7,000 in cash for the initial share capital of the Company. In addition, Mr. Tsang has provided the Company with $43,000 in cash as related party payables to pay for the operating expenses of the Company. The related party payables are non-trade, non-interest bearing and are payable upon the demand of Mr. Tsang.

Related Party Payables

As of July 31, 2025

Payables due to Mr. Tsang	43,000

Note 7 – Subsequent Events

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after July 31, 2025, up through the date the Company issued the audited financial statements and concluded that there was no other reportable event.

F-11

PART III—EXHIBITS

The following exhibits are filed as part of this Form 1-A.

Exhibit No.	Description
3.1	Articles of lncorporation of Mak Don Don, Inc. dated June 27, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s filing on Form 1-A dated October 24, 2025).
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s filing on Form 1-A dated October 24, 2025).
11.1	Consent of Di Ban, Esq. (included in Exhibit 12.1) .
11.2	Consent of HUI Kwok Fai (incorporated by reference to Exhibit 11.2 to the Company’s filing on Form 1-A dated October 24, 2025).
12.1	Opinion of Di Ban,Esq. (incorporated by reference to Exhibit 12.1 to the Company’s filing on Form 1-A dated October 24, 2025).

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Amendment No. 1 on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on October 31, 2025.

MAK DON DON, INC.

Dated: October 31, 2025	By:	/s/ Mau Kin Lau
Mau Kin Lau
Chief Executive Officer
(Principal Executive and Financial Officer)

Dated: October 31, 2025	By:	/s/ Hing Choi Tsang
Hing Choi Tsang
Chief Operating Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mau Kim Law, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mau Kim Lau	Director	October 31, 2025
Mau Kim Lau

/s/ Hing Choi Tsang	Director	October 31, 2025
Hing Choi Tsang

III-2